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                     CONSULTING AGREEMENT


    This Consulting Agreement (the "Consulting Agreement") made as of July 11, 2001 by and between Reginal Steele DBA
Sterling Promotions, 2121 W. Army Trail Rd., Suite 105,
Addison, IL 60101 ("Consultant") and Para Mas Internet
("Company").


                        WITNESSETH


     WHEREAS, the Company requires and will continue to require consulting services relating to management, strategic planning and marketing for the Company; and

     WHEREAS, Consultant can provide Company with strategic planning and marketing consulting services and is desirous of performing such services for the Company; and

     WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1.   APPOINTMENT

The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

2.   TERMS

The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on November
1, 2001, unless earlier terminated in accordance with paragraph 7 herein or extended as agreed to between the parties.

3.   SERVICES [See Amendment Attached]

During the term of this Agreement, Consultant shall provide advice to, undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporate organization and structure, sales matters in connection with the operation of the business of the Company. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

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     (a)   The implementation of short-range and long-
           range strategic planning to fully develop and enhance the Company's products and services;

     (b) Develop and assist in the implementation of a marketing program to enable the Company to broaden the markets for its services and promote the image of the Company and its products and services;

     (c) Advise the Company relative to the recruitment and employment of marketing and sales personnel consistent with the expansion of operations of the Company.

     (d) The identification, evaluation, structuring, negotiating and closing of strategic alliances.

4.   DUTIES OF THE COMPANY

The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise
Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all brochures or other sales materials relating to its products and services.

5.   COMPENSATION

The Company will immediately grant Consultant the option to purchase 4,166,700 free-trading shares of the Company's Free Trading Common Stock with an exercise price at $0.03 per share, which option shall expire on November 1, 2001 at 5:00 P.M. C.S.T. Consultant in providing the foregoing services shall be reimbursed for any pre-approved out-of-pocket costs, including, without limitation, travel lodging, telephone, postage and over night shipping charges.

6.   REPRESENTATION AND INDEMNIFICATION

The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing functions.
Consultant in the absence of notice in writing from the Company will rely on the continuing accuracy of material, information and data supplied by the Company.
Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

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       i)   The consultant services are not and
            will not be to promote, maintain a market for the Company's securities to the general public or in the connection with, or related to capital raising transactions.

       ii)  Any compensation received herein will
            not be used in connection with distribution of the Company's securities or to the general public nor will act as a conduit for the distribution of such securities.

       iii) Consultant is a natural person who has contracted through his company directly with the Company.

       iv)  Consultant will not provide any
            services in connection with any
            potential restructuring of the capital
            of the Company.

       v)   Consultant will not sell or resell or
            remit any proceeds from the sale of
            shares obtained as compensation to
            debts of the Company.

7.   MISCELLANEOUS

Termination: This Agreement may be terminated by Consultant upon written notice to the Company for a material breach of contract which shall be effective five (5) business days from the date of such notice.
All shares from exercised stock options will remain free trading and cannot be recalled by the Company.

As used in this Agreement, the term "with cause" shall mean the conviction of any crime involving dishonesty or resulting in imprisonment without the option of a fine, or the material non-observance, or the material breach by Consultant of any of the material provisions of this Agreement, or the neglect, failure or refusal of Consultant to carry out the duties contracted by him after due notice to the Consultant of such neglect, failure or refusal.

Modification: This Consulting Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both parties.

Notices: Any notices required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number, as the Party shall have furnished in writing to the other Party.

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Waiver:  Any waiver by either Party of a breach of any
provision of this Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

Assignment: The Options under this Agreement are assignable at the discretion of the Consultant.

Severability:  If any provision of this Consulting
Agreement is invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

Disagreements: Any dispute or other disagreement arising from or out of this Consulting Agreement shall be submitted to arbitration under the rules of American
Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in DuPage County, IL. The interpretation and the enforcement of this Agreement shall be governed by Illinois Law as applied to residents of the State of Illinois relating to contracts executed in and to be performed solely within the State of Illinois. In the event any dispute is arbitrated, the prevailing Party
(as determined by the arbiter(s) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).


IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.


COMPANY                                   CONSULTANT
Para Mas Internet                         Reginal Steele
                                          DBA Sterling
                                          Promotions



__/s/ Montel Hill_______                  __/s/ Reginal Steele____
CEO

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              Amendment to Consulting Agreement
   Reginal Steele DBA Sterling Promotions & Para Mas Internet
                   Dated July 11, 2001



Section 3. Services, shall be amended as follows:

In addition to the services referenced in Section 3, the Consultant shall develop and deliver to the Company a comprehensive web site for its Bible games products. The web site will be designed to market, promote and sell the Company's Bible game products.



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